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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Quaker Chemical Corporation of our report dated June 18, 2002 relating to the financial statements of the Quaker Chemical Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
June 24, 2002